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                                                                    EXHIBIT 4.12




                                JOINDER AGREEMENT
                            TO THE SECOND AMENDED AND
                     RESTATED REGISTRATION RIGHTS AGREEMENT
                          OF SPECTRASITE HOLDINGS, INC.




                                            December 14, 2000




c/o SBC Communications Inc.
SBC Tower Holdings, LLC
175 E. Houston
San Antonio, TX  78205
Attention:  Senior Executive Vice President - Corporate Development

Ladies and Gentlemen:

              Reference is made to that certain Second Amended and Restated Registration Rights Agreement dated April 20, 1999 among SpectraSite Holdings, Inc. (the "COMPANY"), the WCAS Purchasers, the Whitney Purchasers, the CIBC Purchasers, the Additional Purchasers, including TPC (each as defined therein), as amended by the Joinder Agreement to the SpectraSite Restated Registration Rights Agreement, dated January 5, 2000, among the Company and the Apex Stockholders (as defined therein), as further amended by the Consent and Agreement to SBCW Registration Rights and Amendment to the Existing Registration Rights Agreement dated November 20, 2000 (such agreements, collectively, being referred to herein as the "EXISTING REGISTRATION RIGHTS AGREEMENT" and the Purchasers thereunder being referred to as the "EXISTING HOLDERS"). Reference is also made to that certain Agreement to Sublease, dated as of August 25, 2000 (the "SBC AGREEMENT") among the Company, Southern Towers, Inc., SBC Wireless, Inc., for itself and on behalf of the Sublessor Entities, ("SBCW") pursuant to which SBC Tower Holdings LLC ("SBCT") will be entitled to become a stockholder of the Company. The Company and SBCT agree as follows:

              1. By SBCT's execution of this Joinder Agreement, subject to the terms and conditions set forth herein, (a) SBCT will become a party to the Existing Registration Rights Agreement as a holder of "SBCT Restricted Stock" (as defined below), (b) the Parent Stock (as defined in the Agreement) (the "SBCT RESTRICTED STOCK") shall be treated as "Restricted Stock" as that term is used in the Existing Registration Rights Agreement for all purposes thereof, and
(c) SBCT will be entitled to all of the benefits of and subject to all of the obligations of a holder of "Restricted Stock" under the Existing Registration Rights Agreement as if it had been an original party thereto.

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              2.     Section 5 is hereby amended by deleting the first sentence of Section 5(a) and replacing it in its entirety with the following:

              "If, at any time when Form S-3 is available for such registration and subject to the terms of Section 2 of the Stockholders' Agreement, the Company shall receive from any Institutional Investor, SBCT or TPC a written request that the Company effect a registration on Form S-3 of any such holder's Restricted Stock, the Company will promptly give written notice of the proposed registration to all other holders of Restricted Stock, and , as soon as practicable, effect such registration and all such related qualifications and compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Restricted Stock as are specified in such request and any written requests of other holders given within 20 days after receipt of such notice."

              3. For purposes of Sections 4, 5 and 6 of the Existing Registration Rights Agreement, it is understood that with respect to any sales of Restricted Stock in an underwritten registered public offering under such sections (other than a registration initiated by SBCT) SBCT's obligation to include in such registration its Restricted Stock pursuant to a request to include such stock in such offering in accordance with the provisions of Section 4, 5 or 6, may be conditioned, at SBCT's option (by expressly stating so in its request), upon such offering qualifying as a Liquidity Event (as defined in the SBC Agreement).

              4. The Company intends to file a registration statement on Form S-3 (or other appropriate form available for registering stock for sale to the public) to register the resale by SBCT of $25,000,000 of Restricted Stock as contemplated by Section 5.14 of the SBC Agreement.

              5. The Company represents and warrants to the undersigned as follows:

                     (a) The Company has full corporate power and authority to execute and deliver this Joinder Agreement and to perform its obligations hereunder. This Joinder Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms and conditions, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally. The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any other party in order to consummate the transactions contemplated by this Joinder Agreement other than such notices, filings, authorizations, consents and approvals as have been obtained prior to the date hereof.

                     (b) Neither the execution and the delivery of this Joinder Agreement, nor the consummation of the transactions contemplated hereby,
(i) violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which the Company is subject or any provision of its charter or bylaws or (ii) other than such notices, filings, authorizations, consents and approvals as have been obtained and after giving effect to them, violate, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject.


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              6.     Notices, requests, consents and other communications mailed pursuant to Section 13(c) of the Existing Registration Rights Agreement, if mailed to SBCT, shall be mailed to:

                     SBC Tower Holdings LLC
                     c/o SBC Communications Inc.
                     175 E. Houston, 12th Floor
                     San Antonio, TX  78205
                     Attention:  Senior Executive Vice President -
                            Corporate Development

                     with a copy to:

                     SBC Communications Inc.
                     175 E. Houston, 4th Floor
                     San Antonio, TX  78205
                     Attention:  Vice President and Assistant General Counsel-
                            Mergers and Acquisitions

              7. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law of such state.

              8. This Joinder Agreement, together with the Existing Registration Rights Agreement as modified hereby, constitutes the entire agreement of the parties with respect to the subject matter hereof. Hereafter, the Joinder Agreement shall be deemed part of and incorporated into the Existing Registration Rights Agreement, and the Existing Registration Rights Agreement (including this Joinder Agreement) may be modified or amended only in accordance with Section 13(e) of the Existing Registration Rights Agreement, taking into account the SBCW Restricted Stock then outstanding in measuring the 60% threshold provided therein, except that any modification or amendment that adversely affects the rights or privileges of SBCT and does not affect the other holders of Restricted Stock and Management Stock in a substantially similar manner shall require the consent of SBCT.

              9. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK




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              Please indicate the acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this letter (herein sometimes called the "Joinder Agreement") shall be a binding agreement between the parties set forth below.

                                            Very truly yours,

                                            SPECTRASITE HOLDINGS, INC.


                                            By:    /s/ Richard J. Byrne
                                                --------------------------------
                                                Richard J. Byrne
                                                Executive Vice President

AGREED TO AND ACCEPTED,
this 14 day of December, 2000


SBC TOWER HOLDINGS LLC

By:     New Southwestern Bell Mobile Systems, Inc.,
        its Managing Member


By:    /s/ Gregory L. Gibson
    ----------------------------------------
    Name: Gregory L. Gibson
    Title: Attorney-in-fact


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